UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On October 20, 2021, Restoration Hardware, Inc. (“RHI”), a wholly-owned subsidiary of RH, entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among RHI as the borrower, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent (in such capacities, the “Term Agent”) with respect to an initial term loan (the “Term Loan”) in an aggregate principal amount equal to $2,000,000,000 with a maturity date of October 20, 2028.

The Term Loan bears interest at an annual rate based on LIBOR plus an interest rate margin of 2.50% subject to a 0.50% LIBOR floor (with a stepdown of the interest rate margin if RHI achieves a specified public corporate family rating). LIBOR is a floating interest rate that resets periodically during the life of the Term Loan. At the date of borrowing, the rate was set at the LIBOR floor of 0.50% plus 2.50% and the Term Loan was issued at a discount of 0.50% to face value. The Term Loan Credit Agreement contains customary provisions addressing future transition from LIBOR.

Proceeds of the Term Loan are expected to be used for general corporate purposes. In addition, a portion of the proceeds are expected to be used to pay the principal amount of RH’s outstanding convertible notes that elect early conversion. As of October 20, 2021, holders of RH’s 0.00% convertible senior notes due 2023 (the “2023 Convertible Notes”) and RH’s 0.00% convertible senior notes due 2024 (the “2024 Convertible Notes”) have elected early conversion settlement with respect to $256 million in principal amount of the 2023 Convertible Notes and $124 million in principal amount of the 2024 Convertible Notes. RH expects to pay holders in cash with respect to the principal amount of such convertible notes that elect early conversion.

The Term Loan Credit Agreement also provides for an accordion feature under which RHI may request to add one or more incremental term loan facilities or increase any then existing credit facility in an aggregate principal amount up to $1.0 billion (or a higher amount subject to the terms and conditions of the Term Loan Credit Agreement) if and to the extent the lenders provide credit commitments for such facility.

All obligations under the Term Loan are guaranteed by certain domestic subsidiaries of RHI. Further, RHI and such subsidiaries have granted a security interest in substantially all of their assets (subject to customary and other exceptions) to secure the Term Loan. Substantially all of the collateral securing the Term Loan also secures the loans and other credit extensions under the Twelfth Amended and Restated Credit Agreement, dated as of July 29, 2021(the “ABL Credit Agreement”), by and among RHI, as lead borrower, various other subsidiaries of RH named therein as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent (the “ABL Agent”). On October 20, 2021, in connection with the Term Loan Credit Agreement, RHI and certain other subsidiaries of RH party to the Term Loan Credit Agreement and the ABL Credit Agreement, as the case may be, entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the Term Agent and the ABL Agent. The Intercreditor Agreement establishes various customary inter-lender terms, including, without limitation, with respect to priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in case of default, releases of liens and certain limitations on the amendment of the ABL Credit Agreement and the Term Loan Credit Agreement without the consent of the other parties.

The borrowings under the Term Loan Credit Agreement may be prepaid in whole or in part at any time, subject to a prepayment premium of 1.0% in the event the facility is prepaid or repriced within the six months following the closing date of the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains various restrictive and affirmative covenants including required financial reporting, limitations on granting certain liens, limitations on making certain loans or investments, limitations on incurring additional debt, restricted payment limitations limiting the payment of dividends and certain other transactions and distributions, limitations on transactions with affiliates, along with other restrictions and limitations similar to those frequently found in credit agreements of a similar type and size, but provides for unlimited exceptions in the case of incurring indebtedness, granting of liens and making investments, dividend payments, and payments of material junior indebtedness, subject to satisfying specified leverage ratio tests.

The Term Loan Credit Agreement does not contain a financial maintenance covenant.

The Term Loan Credit Agreement contains customary representations and warranties, events of defaults and other customary terms and conditions for a term loan credit agreement.

The above description is a summary of certain terms of the Term Loan Credit Agreement and is qualified in its entirety by reference to the Term Loan Credit Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2021, the Company issued a press release regarding the closing of the Term Loan Credit Agreement. The full text of the press release is furnished hereto as Exhibit 99.1.

The information furnished with this report under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning the terms and conditions of the Term Loan Credit Agreement and Intercreditor Agreement, the potential cost of capital made available to the RH subsidiaries under such Term Loan Credit Agreement, the interest rate associated with the Term Loan, the length of time the Term Loan may remain outstanding, the potential use of proceeds of amounts borrowed under the Term Loan Credit Agreement, the covenants and restrictions contained in the Term Loan Credit Agreement and the ability of the loan parties to maintain compliance with the terms and conditions of the Term Loan Credit Agreement and Intercreditor Agreement, from time to time. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks and uncertainties relating to the aggregate overall level of indebtedness that we incur, the terms and conditions of any debt financing including the Term Loan Credit Agreement, risks and uncertainties concerning the use of proceeds with respect to any debt financing including the Term Loan Credit Agreement, risks and uncertainties related to our decisions regarding the allocation and uses of capital, risks and uncertainties related to fluctuations in interest rates, risks and uncertainties concerning whether the financial performance of the Company meets expectations, and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us on this Current Report on Form 8-K speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1

Term Loan Credit Agreement dated as of October 20, 2021, by and among Restoration Hardware, Inc. as the borrower, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.

99.1	Press Release dated October 25, 2021 announcing the completion of the debt financing in connection with the Term Loan Credit Agreement.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2021	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer